Exhibit 99.1

Ozop Surgical, Inc.
Consolidated Balance Sheet

	For the Year Ended December 31,
	2017	2016
ASSETS
Current Assets
Cash	$110,840	$117,348
Prepaid assets	18,171	404
Inventory	0	8,314
Note receivable, shareholder	—	102,368
Total Current Assets	129,011	228,435

Fixed Assets	1,323	—
Patents and trademarks	141,695	3,200
TOTAL ASSETS	$272,029	$231,635

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$141,941	$25,872
Accounts payable and accrued expenses, related	220,210	37,078
Convertible Notes Payable	735,500	—
Notes Payable	430,000	170,000
Total Current Liabilities	1,527,651	232,950

Stockholders' Deficit
Capital stock (13,000,000 (2017) and 1,000,000 (2016) shares authorized issued and outstanding, par value $0.10 CHF	1,300,630	102,368
Additional paid in capital	(996,475)	52,005
Retained Deficit	(1,559,778)	(155,688)
Total Stockholders' Deficit	(1,255,623)	(1,315)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$272,029	$231,635

Ozop Surgical, Inc
Consolidated Income Statement

	For the Year Ended December 31,
	2017	2016
Revenue	$56,612	$146,079
Cost of Goods	38,761	114,969
Gross Profit	17,851	31,110

Operating expenses:
Management fees	375,000	89,231
Rent	22,081	2,436
Professional and consulting fees	425,118	61,031
Operating expenses	548,392	32,737
Total operating expenses	1,370,591	185,434

Operating loss	(1,352,740)	(154,324)
Other expense	(51,350)	(1,364)
Net loss	$(1,404,090)	$(155,688)

See notes to consolidated financial statements.

OZOP SURGICAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2017 and 2016

	Common stock		Additional Paid-in	Retained Earnings	Total Stockholders Equity
	Shares	Amount	Capital	(deficit)	(Deficit)

Balances January 1, 2016	1,000,000	$102,368	$52,005	$—	$154,373

Net loss	—	—	—	(155,688)	(155,688)

Balances December 31, 2016	1,000,000	102,368	52,005	(155,688)	(1,315)

Common stock issued for patents	12,000,000	1,198,262	(1,048,480)	—	149,782

Net loss	—	—	—	(1,404,090)	(1,404,090)

Balances December 31, 2017	13,000,000	$1,300,630	$(996,475)	$(1,559,778)	$(1,255,623)

See notes to consolidated financial statements.

OZOP SURGICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,404,090)	$(155,688)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	8,709	—
Issuance of convertible notes for consulting fees	25,500	—
Changes in operating assets and liabilities:
Decrease in:
Inventory	8,313	(8,314)
Prepaid assets	(4,568)	(3,604.43)
Increase in:
Accounts payable and accrued expenses	116,072	25,874
Due to related party	285,500	37,078
Net cash used in operating activities	(964,564)	(104,657)

Cash flows from investing activities:
Cash acquired in acquisition	—	52,005
Purchase of office and computer equipment	(1,944)	—
Net cash provided by (used in) investing activities	(1,944)	52,005

Cash flows from financing activities:
Proceeds from issuances of convertible notes payable	710,000	—
Proceeds from issuances of notes payable	250,000	170,000
Net cash provided by financing activities	960,000	170,000

Net increase (decrease) in cash and cash equivalents	(6,508)	117,348

Cash and cash equivalents, Beginning of year	117,348	—

Cash and cash equivalents, End of year	$110,840	$117,348

Supplemental disclosure of cash flow information:
Cash paid for interest	$28,250	$—
Cash paid for income taxes	$—	$—

Schedule of non-cash Investing or Financing Activity:
Issuance of convertible notes payable for consulting fees	$25,500	$—
Original issue discount included in notes payable	$10,000	$—
Issuance of common stock for patents	$149,783	$—

See notes to consolidated financial statements.

OZOP SURGICAL, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1 - ORGANIZATION

Business

Ozop Surgical, Inc. was originally incorporated in Switzerland on November 28, 1998 under the name Perma Consultants Holding AG (“Perma”). On July 19, 2016, Mr. Eric Siu (“Siu”), one of our directors purchased 100% of the outstanding capital stock of Perma and changed the name from Perma to Ozop Surgical AG (“Ozop AG”). On February 1, 2018, Ozop AG (the “Predecessor”) was re-domiciled as a Delaware corporation and changed its name to Ozop Surgical, Inc (the “Successor”). The Predecessor and Successor are referred to as “Ozop” or the “Company”. On July 28, 2016, Ozop formed as the sole member, Ozop Surgical, LLC (“Ozop LLC”), a Wyoming limited liability company. On October 28, 2016, Ozop acquired 100% of Ozop Surgical Limited (“Ozop HK”), from Siu, the sole shareholder of Ozop HK. Ozop HK, a private limited Company incorporated in Hong Kong. OZOP invents, designs, develops, manufactures and globally distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRONOUNCEMENTS

Basis of Presentation

The accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the consolidated accounts of Ozop and its’ wholly owned subsidiaries Ozop LLC and Ozop HK. Also included in the consolidation is Ozop Medical AG, a company registered in Munich, Germany (“Ozop Medical”). Officers owning approximately 86% of our common stock, own 100% of Ozop Medical. All intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Companies

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience.

Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Property, plant and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

Office equipment	3

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment are as follows as of December 31:

2017
Vehicles	$1,944
Less: Accumulated Depreciation	621
Property and Equipment, Net	$1,323

Depreciation expense was $621 for the year ended December 31, 2017.

Patents

Intangible assets primarily represent legal costs and filings associated with obtaining patents on the Company’s new discoveries. The Company amortizes these costs over the shorter of the legal life of the patent or its estimated economic life using the straight-line method. The Company tests intangible assets with finite lives upon significant changes in the Company’s business environment and any resulting impairment charges are recorded at that time. When the Company acquires patents from related parties, the patents are recorded at the historical cost when available or the estimated legal and filing costs.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured. Depending upon the terms and conditions the Company negotiates with various customers, the Company recognizes revenue as follows:

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the years ended December 31, 2017 and 2016, advertising and marketing expense was $19,454 and $589, respectively.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with GAAP, totaling $268,760 for the year ended December 31, 2017.

Foreign currency translation

The value of assets and liabilities quoted in foreign currencies are translated into US dollars at the exchange rate in effect on the relevant balance sheet date. Income and expenses are translated into US dollars at the foreign exchange rates prevailing on the dates of such transactions. Foreign exchange gains and losses are included in income in the period in which they occur.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, due from related party, notes receivable, accounts payable, leases payable and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Income Taxes

The Company is not subject to income taxes in any jurisdiction. Each shareholder is responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. The Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2017.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing net income (loss), after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on the Company's present or future financial statements.

NOTE 3 – PATENTS

Patents as of December 31, 2017 consist of the following:

Gross carrying amount	$149,783
Accumulated amortization	(8,088)
Net carrying amount	$141,695

A reconciliation as of December 31, 2017, of the net carrying amount of the Company’s Patent Rights is as follows:

Balance January 1, 2017	$-0-
Patents acquired	149,783
Amortization	(8,088)
Balance December 31, 2017	$141,695
Amortization expense for the year ended December 31, 2017 was $8,088.

NOTE 4 - CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2017, the Company issued 19 convertible promissory notes, in amounts of $10,000 to $50,000. The Company received proceeds of $710,000 in the aggregate. The notes mature on their one- year anniversary and bear interest at ten percent (10%). The holders of the note can convert the notes and any unpaid interest due, into shares of the Company’s common stock on the 15th business day that the Company becomes listed, at conversion prices equal to discounts of 35%-50% of the average of the three lowest closing prices of the common stock. The Company also issued $25,500 of convertible notes for consulting fees. The Company determined that the conversion feature of the convertible notes did not meet the criteria of an embedded derivative and therefore the conversion feature was not bi-furcated and accounted for as a derivative because the Company was a private company, there was no quoted price and no active market for the Company’s common stock.

The following is a roll-forward of the Company’s convertible notes and related discounts for the year ended December 31, 2017:

Principal Balance
Balance at January 1, 2017	$-0-
Convertible notes issued for cash	710,000
Convertible notes issued for fees	25,500
Balances December 31, 2017	$735,500

NOTE 5 – NOTES PAYABLE

The Company has the following note payables outstanding:

	December 31, 2017	December 31, 2016
Note payable, interest at 8%, matures September 6, 2018	$370,000	$170,000
Note payable, includes $10,000 original issue discount, matures October 30, 2018	60,000	-0-
Total notes payable	$430,000	$170,000

The activity for the years ended December 31, 2017, and 2016, is as follows:

	December 31,
	2017	2016
Beginning balance	$170,000	$-0-
New notes issued	260,000	170,000
Ending balance	$430,000	$170,000

NOTE 6 – RELATED PARTY TRANSACTIONS

Management Fees and related party payables

For the years ended December 31, 2017, and 2016, the Company (including the Company’s subsidiaries) recorded expenses to its officers in the following amounts:

	Year ended December 31,
	2017	2016
CEO, parent	$120,000	$—
CEO, subsidiary	120,000	89,231
COO	120,000	—
CFO	15,000	—
Total	$375,000	$89,231

As of December 31, 2017, and 2016, included in accounts payable and accrued expenses, related party is $220,210 and $37,078, respectively, for the following amounts owed the Company’s officers:

	Year ended December 31,
	2017	2016
CEO, parent	$46,829	$1,289
CEO, subsidiary	—	35,789
COO	158,381	—
CFO	15,000	—
Total	$220,210	$37,078

Acquisition of patents

In February 2017, the Company issued 12,000,000 shares of common stock for the purchase of patents from our officers and directors. The shares were valued at $1,198,262 based on the CFR nominal value of $0.10 per share. The patents were recorded at their estimated historical costs of $149,783, with the excess of $1,048,262 recorded to additional paid in capital.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common stock

As of December 31, 2017, The Company has 13,000,000 shares of $0.10 (CFR) par value common stock authorized and there are 13,000,000 shares of common stock issued and outstanding.

NOTE 8 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the year ended December 31, 2017, the Company incurred a loss from operations of $1,404,090 and cash of $964,564 was used in operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Plans

In April 2018, the Company entered into and completed a share exchange agreement with Newmarkt Corp., a Nevada corporation (see Note 9), a publicly traded company. As a public company, management believes it will be able to access the public equities market for fund raising for product development and regulatory approvals, sales and marketing and as we expand our distribution in the US market, we will need to meet increasing inventory requirements.

NOTE 9 – SUBSEQUENT EVENTS

On February 1, 2018, the Company was re-domiciled as a Delaware corporation, changed its name to Ozop Surgical, Inc. and increased the authorized shares of capital stock of the Company to 100,000,000, par value $0.0001.

On February 9, 2018, the Board of Directors agreed to issue 7,000,000 shares of common stock to the officers and directors of the Company. After the issuances there were 20,000,000 shares of common stock issued and outstanding.

On February 16, 2018, the Company acquired the 100% membership interest (the “Membership Interest”) in Spinus, LLC, a Texas limited liability company (“Spinus”), from RWO Medical Consulting LLC (“RWO”), a Texas limited liability company. The Company purchased the Membership Interest from RWO in exchange for; (i) a Secured Promissory Note for $250,000 (the “Note”) and (ii) 5,000,000 shares of the Company’s common stock, representing 20% of the then current issued and outstanding shares of common stock of the Company. The Note is secured by Spinus’s assets, carries a per annum interest rate of 6% and is due the earlier of (i) February 16, 2019 or (ii) 15 days subsequent to the Company completing a minimum of a $3,000,000 equity raise. After the issuance of the 5,000,000 shares there were 25,000,000 shares of common stock issued and outstanding.

On April 13, 2018, the Company, the shareholders of the Company, Newmarkt Corp. (“NWKT”), a Nevada corporation and Denis Razvodovskij, the holder of 2,000,000 shares of Pubco’s common stock entered into a Share Exchange Agreement (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, the OZOP Shareholders transferred and exchanged 100% of the capital stock of OZOP in exchange for an aggregate of 25,000,000 newly issued shares of NWKT’s common stock. After giving effect to the redemption of 2,000,000 shares of NWKT’s common stock pursuant to a Redemption Agreement and the issuance of 25,000,000 shares of NWKT common stock (each share of Ozop was exchanged for one share of NWKT), pursuant to the Exchange Agreement, NWKT had 25,797,500 shares of common stock issued and outstanding, with the OZOP Shareholders, as a group, owning 96.9% of such shares. At the time of the closing of the Exchange Agreement, our executive officers and directors, as a group, owned 19,900,000 of NWKT’s shares representing 77.1% of NWMK’s issued and outstanding shares of common stock. Upon completion of the Exchange Agreement, OZOP became a wholly owned subsidiary of NWKT.

Effective April 13, 2018, in connection with the Exchange Agreement, we agreed to purchase and redeem 2,000,000 shares of our common stock from Mr. Razvodovskij for a total purchase price of $350,000 pursuant to the Redemption Agreement.

Pursuant to the Exchange Agreement, on April 13, 2018, Mr. Razvodovskij resigned as the NWKT's Chief Executive Officer, Chief Financial Officer, Secretary, and sole director, and Michael Chermak, Salman J. Chaudhry and Eric Siu were named as directors of the Company.

On April 13, 2018, we sold Carebourn Capital, L.P., a Delaware limited partnership (“Carebourn”) a convertible promissory note in the principal amount of $442,175 (the “Note”), pursuant to a Securities Purchase Agreement we entered into with them dated April 1, 2018. The Note bears interest at the rate of 12% per annum and is due and payable on April 13, 2019. The Note had an original issue discount of $57,675. We paid $25,000 to cover Carebourn’s transactional expenses and $9,500 to cover Carebourn’s legal fees in connection with the sale of the Note, which were included in the principal amount of the Note. Periodic payments are due by us on the Note at the rate of $850 per day (the “Repayment Amount”) via direct withdrawal from our bank account, beginning on April 27, 2018 and to last for a 30-day period. Following this period, the Repayment Amount automatically increases to $1,100 per day until the Note is satisfied in full.

The principal amount of the Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the date the Note was issued. The conversion price of the Note is equal to 55% of the lowest price quoted on the OTC Markets for the Company’s common stock during the 25 trading days prior to the conversion date. We may prepay in full the unpaid principal and interest on the Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the Note together with accrued interest thereon; and (b) any time beginning on the 181st day after the issuance date and ending on the 364th day after the issuance date, by paying 150% of the principal amount of the Note together with accrued interest thereon. After the expiration of the 364th day after the issuance date, we have no right of prepayment. In connection with our obligations under the Note, our executive officers and the Company entered into a Pledge Agreement (the “Pledge Agreement”) whereby they pledged as collateral for the Loan an aggregate of 19,900,000 shares of our common stock and we pledged the shares of our subsidiary OZOP Surgical, Inc. (collectively, the “Collateral”). Upon a default under the terms of the Note, Carebourn may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

From May 5, 2018 through the filing of this report, the Company has sold 500,000 shares of common stock and received proceeds of $250,000 pursuant to a Private Placement Memorandum (the “PPM”). The board has authorized up to 1,000,000 shares can be sold at $0.50 per share in the PPM.

On May 8, 2018, we amended our Articles of Incorporation (the “Amendment”) to change our name from Newmarkt Corp. to Ozop Surgical Corp. in order to reflect more accurately the name of its core service offering and operations. The Amendment also increased our authorized shares of capital stock to 300,000,000, of which 290,000,000 has been designated as common stock, par value $0.001, and 10,000,000 shares have been designated as preferred stock, par value $0.001 (the “Preferred Stock”). The Preferred Stock shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time. The Company’s trading symbol for its common stock which trades on the OTC PINK Tier of the OTC Markets, Inc. was changed to “OZSC” effective on May 21, 2018.